N E W S R E L E A SE

Virtus Investment Partners Enters New Unsecured Credit Facility
Facility has five-year term with capacity of $150 million

Hartford, CT October 3, 2016 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today announced it has enhanced its capital position by entering into a new credit agreement that replaces its current $75.0 million secured credit agreement, which was scheduled to mature in September 2017.
The new unsecured facility has a five-year term and capacity of $150.0 million, with a $50.0 million increase provision, conditioned on approval by the lending group, that would bring total capacity to $200.0 million. As of September 30, 2016, Virtus had no borrowings outstanding under the credit agreement and no other debt outstanding.
The new agreement provides financing at a variable interest rate that is tied to standard benchmark rates and has a customary set of covenants.
The credit facility was arranged by BNY Mellon as administrative agent, issuing bank and joint lead arranger, and PNC Bank, National Association as syndication agent and joint lead arranger. Other lenders participating in the syndicate are Barclays Bank PLC, JP Morgan Chase Bank, N.A. and Morgan Stanley Bank, N.A.
"We are pleased to finalize this unsecured credit facility that lowers our cost of capital, increases our borrowing capacity, and improves our financial flexibility through a five-year term with more favorable operating provisions,” said Chief Financial Officer Michael Angerthal. “We value our relationships with our lending partners and look forward to working with them as we continue to execute on our business plan."

About Virtus Investment Partners

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, and Virtus ETF Solutions. Additional information can be found at www.virtus.com.

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Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms. Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Contacts
Jeanne Hess, Investor Relations    Joe Fazzino, Media Relations
(860) 263-4730    (860) 263-4725
jeanne.hess@virtus.com    joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com